UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ENERGYCONNECT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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901 Campisi Way, Suite 260
Campbell, CA 95008
____________________________________________________

ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 22, 2010

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of EnergyConnect Group, Inc., to be held on December 22, 2010 at EnergyConnect’s offices at 901 Campisi Way, Suite 260, Campbell, CA 95008, at 9:30 a.m., Pacific time for the purposes of:

•	electing eight (8) directors of EnergyConnect;
•	ratifying the appointment of SingerLewak as EnergyConnect’s independent registered public accounting firm for the 2010 fiscal year; and
•	transacting such other business as may properly come before the annual meeting.

It is very important that your shares are represented at the meeting. Accordingly, whether or not you plan to attend this meeting, we urge you to vote promptly by returning the accompanying proxy card. You may also vote via the internet or by telephone by following the instructions contained on the proxy card. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

Pursuant to changes to the federal securities laws, EnergyConnect will now be making its proxy material available on the internet rather than printing and mailing these materials. On November 12, 2010 a Notice of Internet Availability of Proxy Materials, commonly referred to as a “Notice and Access Card,” will be mailed to shareholders of record as of October 29, 2010. However, you do still have the right to receive your proxy materials by mail or e-mail if you request them, and you continue to have the right to vote by mail as well as by telephone and on the internet.

All shareholders are encouraged to read this proxy statement, and the attached exhibits, in their entirety and consider them carefully in determining whether to vote for these proposals.

You may revoke your proxy at any time before it has been voted.

Thank you very much for your time and consideration in these matters.

Very truly yours,

ENERGYCONNECT GROUP, INC.

By:	/s/ Andrew C. Warner
Andrew C. Warner
Secretary

ENERGYCONNECT GROUP, INC.

901 Campisi Way, Suite 260
Campbell, CA 95008
____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 22, 2010

Notice is hereby given that EnergyConnect Group, Inc., will hold its annual meeting of shareholders on December 22, 2010. The meeting will be held at EnergyConnect’s offices at 901 Campisi Way, Suite 260, Campbell, CA 95008, at 9:30 a.m., Pacific time, for the purpose of considering and acting upon the following:

1.	To elect eight directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of SingerLewak as EnergyConnect’s independent registered public accounting firm for the 2010 fiscal year; and

3.	To transact such other business as may properly come before the annual meeting and any adjournment or adjournments thereof.

Holders of common stock of record at the close of business on October 29, 2010 are entitled to receive a Notice and Access Card and to vote at the annual meeting. A complete list of shareholders will be open to examination of any shareholder at the annual meeting.

The annual meeting will start promptly at 9:30 a.m. To avoid disruption, admission may be limited once the meeting begins.

ENERGYCONNECT GROUP, INC.

By:	/s/ Andrew C. Warner
Andrew C. Warner
Secretary

IMPORTANT:
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING THE ENCLOSED INSTRUCTIONS. VOTING PROMPTLY WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED.

ENERGYCONNECT GROUP, INC.

901 Campisi Way, Suite 260
Campbell, CA 95008
____________________________________________________

PROXY STATEMENT

This Proxy Statement is furnished to the holders of the shares of common stock in connection with the solicitation of proxies for use at the annual meeting. The annual meeting of shareholders of EnergyConnect Group, Inc. (the “Company,” “EnergyConnect,” “ECNG,” “we,” “us,” or “our”) will be held on December 22, 2010, at the offices of EnergyConnect at 901 Campisi Way, Suite 260, Campbell, CA 95008, at 9:30 a.m., Pacific time (the “Annual Meeting”). The accompanying form of proxy is solicited by the Board of Directors of EnergyConnect (the “Board”), and the cost of the solicitation will be borne by EnergyConnect. The costs and expenditures of the solicitation are not expected to exceed the amount normally expended for these types of proposals. In addition to solicitation by mail, some of EnergyConnect’s directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. When the proxy is properly executed and returned, the shares of common stock it represents will be voted as directed at the Annual Meeting or any postponement or adjournment of the Annual Meeting. If no direction is indicated, those shares of common stock will be voted “FOR” the proposals set forth in the attached Notice of Annual Meeting of Shareholders. Any Shareholder giving a proxy has the power to revoke it at any time before it is voted at the Annual Meeting. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of EnergyConnect, by delivering a later-dated proxy or by voting in person at the Annual Meeting. The mailing address of the principal executive offices of EnergyConnect is 901 Campisi Way, Suite 260, Campbell, CA 95008. The Notice and Access Card directing shareholders to this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the accompanying proxy card, attached hereto as Appendix A, is first being mailed to Shareholders on or about November 12, 2010.

RECORD DATE AND SHARES ENTITLED TO VOTE

Only holders of common stock of record as of the close of business on October 29, 2010 will be entitled to vote at the Annual Meeting. As of the record date, EnergyConnect had outstanding 133,102,130 shares of common stock held by 184 shareholders of record. Holders of common stock on the record date are entitled to one vote for each common share of stock held on any matter that may properly come before the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

The presence in person or by proxy of the holders of the majority of the shares of common stock issued and outstanding as of the record date and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions with respect to any proposal under consideration at the Annual Meeting will be counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the voting. As of the record date, the directors and the executive officers of EnergyConnect owned an aggregate of approximately 11.0% of the outstanding shares of common stock. Shares of common stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters before the Annual Meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner.

BROKER NON-VOTES

If your shares are held in your name, you must return your proxy card in the mail, vote by telephone or via the Internet, or attend the Annual Meeting in person, in order to vote on the proposals. If your shares are held in “street name” and you do not return your proxy card in the mail, or vote by telephone or via the Internet, your stockbroker may either:

•	vote your shares on routine matters, or
•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a shareholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Because the election of directors is done by a plurality of the votes, broker non-votes will not affect the election of directors.

We encourage you to provide specific instructions to your stockbroker by returning your proxy card or voting by telephone or Internet. This ensures that your shares will be properly voted at the Annual Meeting.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of BNY Mellon Shareholder Services, our transfer agent, and delivered to Andrew C. Warner, our Chief Financial Officer and Secretary. Mr. Warner will act as the Inspector of Elections. The Inspector of Elections also has the responsibility of determining whether a quorum is present at the Annual Meeting.

Those shares represented by the proxy cards received, marked, dated, and signed or represented by votes cast using the telephone or the Internet, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned unmarked will be voted FOR the director nominees set forth in that proxy card, FOR each of the other proposals made in this proxy statement, and in a manner that the proxy holders deem desirable for any other matters that come before the Annual Meeting. Broker non-votes will count as present for purposes of a quorum, but will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector of Elections to count the votes are consistent with Oregon law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting. If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known. You may obtain a copy free of charge from the “Investors” section of our website at www.energyconnectinc.com or by contacting the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the online EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders to vote on such matters at their discretion.

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

To have your proposal included in the Company’s proxy statement for the 2011 annual meeting of shareholders, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date that the 2010 annual meeting proxy statement is “released to shareholders,” or the mailing date. Your proposal should be addressed to us at EnergyConnect Group, Inc., Attention: Corporate Secretary, 901 Campisi Way, Suite 260, Campbell, CA 95008. Assuming that this proxy statement is released to shareholders on or about November 12, 2010, your proposal for the 2011 annual meeting of shareholders should arrive by July 14, 2011.

In addition, our Bylaws provide that a proposal that a shareholder delivers or mails to our principal executive offices not less than 90, nor more than 120 days, prior to the anniversary date of the prior year's meeting (the “Anniversary Date”), shall be considered timely received; provided, however, that if the date of the annual meeting of shareholders is more than 30 days prior to, or more than 60 days after the Anniversary Date, and less than 60 days notice of the date of the meeting is given to shareholders, to be timely received the proposal must be received from the shareholder not later than the close of business on the 10th calendar day following the earlier of (i) the date the notice of meeting was mailed or (2) the date the meeting date was first publicly disclosed.  Since the Annual Meeting is being held more than 60 days after the Anniversary Date, the deadline for submitting shareholder nominees and proposals for the Annual Meeting was November 7, 2010, which was the 10th calendar day following the Company’s first public announcement of the meeting date for the Annual Meeting, and none were received by the Company prior to the deadline.

If you submit a proposal for the 2011 annual meeting of shareholders after the date that is less than 90 days prior to the anniversary date of the release of the proxy statement in connection with the annual meeting of shareholders, which anniversary is expected to be November 12, 2011, management may or may not, at its discretion, present the proposal at the meeting, and the proxies for the 2011 annual meeting of shareholders will confer discretion on the management proxy holders to vote for or against your proposal at their discretion.

A NEW RULE FOR SHAREHOLDER VOTING

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with the Company’s Bylaws, the Board of Directors shall consist of no fewer than three and no more than eleven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at eight (8). Directors will serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

VOTE REQUIRED

Assuming a quorum of shareholders is represented either in person or by proxy at the Annual Meeting, the eight (8) nominees receiving the most votes of the required quorum for the meeting will be elected as directors.

NOMINEES FOR DIRECTOR

The names and certain information concerning the nominees for director are set forth below. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a substitute nominee. Proxies may not be voted for more than eight nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors.

NAME OF NOMINEE	POSITION WITH THE COMPANY	SERVED AS A DIRECTOR SINCE	AGE

Kevin R. Evans	Director, President and Chief Executive Officer	January 2009	53
Gary D. Conley	Director and Chairman	February 2006	49
Rodney M. Boucher	Director	October 2005	66
John P. Metcalf	Director	June 2007	60
Kurt E. Yeager	Director	May 2007	71
N. Beth Emery	Director	July 2010	58
Andrew N. MacRitchie	Director	November 2010	47
Thomas Reiter	Director	November 2010	39

There is no family relationship among any of the directors or executive officers of the Company.

Kevin R. Evans was elected President, Chief Executive Officer and a director in January 2009.  Prior to starting at EnergyConnect, Mr. Evans was Senior Vice President, Chief Business Officer and Chief Financial Officer of the Electric Power Research Institute, a leader in research and development in the electricity industry, from July 2003 to July 2008. From November 1999 to July 2003, Mr. Evans was the Chief Financial Officer of PlaceWare, Inc., a leading designer and producer of collaboration and meeting software, acquired by Microsoft Corporation in 2003. Mr. Evans also served as VP Finance and Operations and CFO for Sequel, Inc., a VC-funded MBO of Memorex’s disc drive business, which was subsequently sold to Solectron Corporation. Mr. Evans also served as CFO for Madge Networks N.V. and has held a number of finance and management positions at Merisel Inc., Kerr Glass Manufacturing Corp., Wells Fargo Bank, N.A. and ARA Services Inc. Mr. Evans holds an MBA in finance from San Diego State University and a dual bachelors degree in Economics and Management from Sonoma State University. Mr. Evans is qualified to serve as a director due to his in-depth knowledge of the Company as its President and Chief Executive Officer.

Gary D. Conley was elected as a director in December 2005 and as our Chairman of the Board in September 2010.  Since February 2005, Mr. Conley has served as the Chairman of the Board of SolFocus, a concentrator solar photovoltaic company he founded to commercialize advanced concentrator solar technology. Mr. Conley was CEO of GuideTech, a manufacturer of semiconductor test equipment from July 2003 to February 2005. Prior to that, Mr. Conley was Senior Vice President in charge of the Memory Test Division at Credence Corporation, a manufacturer of semiconductor test equipment, from May 1993 to November 1996. Mr. Conley was President of EPRO, a manufacturer of semiconductor test equipment from January 1990 to May 1993, at which time the business was sold to Credence. Mr. Conley has been an active investor in early-stage, advanced technology companies. He sits on the boards of several private companies. Mr. Conley is qualified to serve as a director based on his experience in the field of clean energy.

Rodney M. Boucher joined the Company through the acquisition of EnergyConnect, Inc. in October 2005 and was elected as a director at the same time. Mr. Boucher served as the Company’s Chief Executive Officer between October 2005 and January 2009. Prior to that, Mr. Boucher was the founder, President and CEO and chairman of EnergyConnect, Inc. from its inception in 1998 until its acquisition by the Company in October 2005. Before forming EnergyConnect, Inc., Mr. Boucher was Chief Executive Officer of Calpine Power Services and Senior Vice President of Calpine Corporation from 1995 to 1998. Prior to that, Mr. Boucher served as Chief Operating Officer of Citizens Power and Light and held a number of senior management positions with PacifiCorp and United Illuminating Company, including Chief Information Officer, Vice President of Operations, Vice President of Power Resources, and Director of Engineering. Mr. Boucher is a member of the board of several non-profit entities and chairs the Concordia University Foundation Board. Mr. Boucher holds an AMP certificate from Harvard Business School, a MS in electrical engineering from Rensselaer Polytechnic University and a Bachelor of Science from Oregon State University. Mr. Boucher is a senior fellow of the American Leadership Forum and IEEE. Mr. Boucher is qualified to serve as a director due to the extensive experience and in-depth knowledge of the electric power industry and his particular knowledge and experience in the segment of the industry in which the Company operates.

John P. Metcalf was elected as a director in June 2007.  From November 2002 through July 2010, Mr. Metcalf was a CFO Partner with Tatum LLC, the largest executive services and consulting firm in the United States. Mr. Metcalf has 18 years of experience as a CFO, most recently at ESI, a provider of high-technology manufacturing equipment to the global electronics market, from September 2006 through September 2007. From August 2004 to September 2006, Mr. Metcalf served as CFO for Siltronic, a provider of hyperpure silicon wafer solutions. Prior to that, Mr. Metcalf served as CFO for WaferTech, Siltec Corporation, and OKI Semiconductor. Mr. Metcalf began his career at AMD, where he worked for eleven years in a number of finance managerial positions including Director and Controller of North American Operations. Mr. Metcalf also currently serves on the Board of Directors and is Chairman of the Audit Committee for ParkerVision (NASDAQ:PRKR). Mr. Metcalf holds both an MBA in Finance and a BS in Marketing from the University of California at Berkeley. Mr. Metcalf is qualified to serve as a director due to his extensive background in finance and accounting.

Kurt E. Yeager was elected as a director in May 2007.  Mr. Yeager has more than 30 years of experience in the energy industry and energy research.  Since April 2005, Mr. Yeager is the Executive Director of the non-profit Galvin Electricity Initiative. The goal of the Initiative is to catalyze transformation of electricity service quality to meet the needs of today’s digital economy.  In September 2004, Mr. Yeager retired as the past President and Chief Executive Officer of the Electric Power Research Institute (“EPRI”), the national collaborative research and development organization for electric power. Under Mr. Yeager's leadership, EPRI evolved from a non-profit electric power research institute into a family of companies encompassing collaborative and proprietary R&D as well as technical solution applications for the electricity enterprise in the U.S. and over 40 other countries. As CEO, Mr. Yeager also led the electricity enterprise-wide collaborative development of the landmark Electricity Technology Roadmap, and the Electricity Sector Framework for the Future. Mr. Yeager also served as the director of Energy R&D Planning for the EPA Office of Research. Prior to that, he was with the MITRE Corporation as associate head of the Environmental Systems Department. Mr. Yeager holds a BA in Chemistry from Kenyon College and an MS in Physics from University of California, Davis. Mr. Yeager also completed postgraduate studies at the Wharton School of Business and a teaching assistantship in nuclear chemistry at Ohio State University. Mr. Yeager is a Fellow of the American Society of Mechanical Engineering. Mr. Yeager is qualified to serve as a director based on his extensive experience in the energy field.

N. Beth Emery was elected as a director in July 2010.  Ms. Emery has over three decades of experience in business law and regulatory matters, principally for clients in the electric power industry. Since August 2006, Ms. Emery has been an Of Counsel at Tuggey Rosenthal Pauerstein Sandoloski Agather LLP, where she concentrates on energy finance, corporate and regulatory matters. From November 2003 to May 2006, Ms. Emery served as the first in-house chief legal officer for CPS Energy in San Antonio, Texas, the nation’s largest municipally owned electric and gas utility. Ms. Emery also served as the initial Vice President, General Counsel and Secretary of the California Independent System Operator Corporation, one of two entities established pursuant to state legislation to deregulate retail electric markets. During over 25 years in private practice in Washington, D.C., she focused on corporate transactions and regulatory matters for energy and telecommunications companies, including serving as lead outside counsel for ISO New England’s development of “standard market design” for the New England Power Pool markets and as a member of the National Advisory Committee for the U.S. Agency for International Development Energy Training Program. Ms. Emery started her career as an attorney-advisor to the Rural Electrification Administration, and then as legal advisor to Matthew Holden, Jr., one of the initial five FERC Commissioners. Ms. Emery has served as a director and officer of several not-for-profit entities and currently serves on the standing committee advising the Greater San Antonio Chamber of Commerce on energy and sustainability policies. Ms. Emery earned a B.A. with highest honors in Journalism from the University of Oklahoma and her J.D. from Harvard Law School. Ms. Emery is qualified to serve as a director based on her extensive experience in electricity markets and regulatory policy.

Andrew N. MacRitchie was nominated by Aequitas Commercial Finance, LLC and elected by the Board of Directors of the Company to fill a vacancy and serve as a director in November 2010.  Mr. MacRitchie has over 20 years in general and executive management roles.  Mr. MacRitchie brings considerable experience in strategy, regulation and large company operations with a focus on mergers and acquisitions.  Since April 2007, Mr. MacRitchie has been the Executive Vice President and Chief Compliance Officer of Aequitas Capital Management, LLC, which is a boutique firm based in Oregon engaged in alternative investment management.  From June 2006 to April 2007, Mr. MacRitchie was the Chief Executive Officer of Greenlight Greater Portland, Inc., which is a not-for-profit organization engaged in the economic development of Portland, Oregon.  From April 2002 to April 2006, Mr. MacRitchie served as the Executive Vice President and a member of the Board of Directors of PacifiCorp Inc., a $10 billion electric utility operating in six western states.  PacifiCorp was a wholly owned subsidiary of U.K. publicly listed company, Scottish Power plc.  Mr. MacRitchie led the federal and state approval processes for ScottishPower’s 1999 acquisition of PacifiCorp.  He then went on to lead the Transmission and Distribution operations of the company, responsible for the management of PacifiCorp’s $4 billion asset base with 2,600 employees involved in providing electric distribution, transmission and customer service for 1.5 million customers.  His last role with PacifiCorp was leading the internal team responsible for facilitating the successful sale of PacifiCorp in 2006 to MidAmerican Energy Holdings.  Mr. MacRitchie holds an honors degree in electronics and electrical engineering as well as an MBA from Strathclyde Graduate Business School in Scotland.  He also completed an Executive Development Program at Wharton Business School in 1996.  He is a member of the Institution of Electrical Engineers (IEE) and is a Chartered Engineer in the United Kingdom.  Mr. MacRitchie serves on several private company boards as well as the boards of some non-for-profit organizations such as Marylhurst University and Arlington Club.  Mr. MacRitchie is qualified to serve as a director based on his industry and financial expertise.

Thomas Reiter was nominated by Aequitas Commercial Finance, LLC and elected by the Board of Directors of the Company to fill a vacancy and serve as an independent director in November 2010.  Since April 2005, Mr. Reiter has been a principal of Quantum Endeavors, LLC, an investment advisory services business.  As part of the nature of this business, Mr. Reiter holds officer and board member positions from time to time within the companies that services are performed or investments have been made.  From January 2006 to November 2008, Mr. Reiter served as the Chief Investment Officer of a private investment company.  Mr. Reiter began his career with Ernst & Young and later moved to KPMG where he primarily performed consulting services to companies involved in SEC transactions and acquisitions in the United States and Europe.  Mr. Reiter has a B.S. in Accounting from St. Cloud State University.  Mr. Reiter is qualified to serve as a director based on his financial and capital markets expertise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

DIRECTOR COMPENSATION

Directors who are employees or affiliates of the Company are not paid an annual retainer, nor are they compensated for serving on our Board of Directors. Information regarding compensation otherwise received by any of our directors who are also executive officers is provided in the section titled “Compensation of Executive Officers” below.

Our non-employee, non-affiliate directors receive for their services to the Board an annual cash retainer fee in the amount of $30,000 for the Chairman of our Board of Directors and $15,000 for each of our other non-employee, non-affiliate directors (paid quarterly).

The Chairman of our Board of Directors also receives an annual stock award covering 150,000 shares and each other non-employee, non-affiliate director receives an annual stock award covering 100,000 shares. These shares are granted as fully vested shares but must be held by the non-employee, non-affiliate director through January 15th of the year following the year of grant (i.e., shares subject to a stock award granted during 2009 could not be sold or transferred before January 15, 2010).

Committee chairpersons receive additional fees, paid quarterly, as follows:

●	Audit Committee chair annual cash retainer: $6,750, Audit Committee member annual cash retainer: $2,250;

●	Nominating and Governance Committee chair annual cash retainer: $4,500, Nominating and Governance Committee member annual cash retainer: $1,500; and

●	Compensation Committee chair annual cash retainer: $5,625, Compensation Committee member annual cash retainer: $1,875.

All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings.

The following table sets forth summary information concerning the total compensation paid to our non-employee, non-affiliate directors in 2009 for services to our Company.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Restricted Stock ($)(1)	Total ($)
William C. McCormick(2)	$33,750	$0		$18,000	$51,750
Rodney M. Boucher	$0	$120,000	(3)	$0	$120,000
Gary D. Conley	$22,125	$0		$12,000	$34,125
Kurt E. Yeager	$23,625	$0		$12,000	$35,625
John P. Metcalf	$25,125	$0		$12,000	$37,125

(1)
The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes for restricted stock granted in that fiscal year as determined in accordance with the FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by our non-employee, non-affiliate directors. There can be no assurance that these amounts will ever be realized. None of our non-employee, non-affiliate directors were holding unvested shares of restricted stock as of the end of fiscal year 2009. As of the end of fiscal year 2009, our non-employee, non-affiliate directors were holding the following outstanding options: Mr. McCormick (1,250,000 shares), Mr. Conley (200,000 shares), Mr. Yeager (135,000 shares) and Mr. Metcalf (145,000 shares).

(2)	Mr. McCormick resigned from the Board of Directors effective as of September 17, 2010.

(3)	This amount represents compensation paid for services that Mr. Boucher rendered to the Company as a consultant.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the year ended January 2, 2010, the Board of Directors held 11 board meetings, the Audit Committee held 8 meetings, the Compensation Committee held 4 meetings, and the Nominating and Governance Committee held 4 meetings. Each of our incumbent directors attended at least 75% of the total number of Board of Directors meetings and committee meetings on which he served during 2009.

We have adopted a policy encouraging our directors to attend annual meetings of shareholders and believe that attendance at the annual meetings of shareholders is important. All of our directors attended our annual shareholder meeting held on July 28, 2009. Shareholders or other interested persons who wish to communicate with any director, with the non-management directors as a group, or the entire Board of Directors may do so by addressing communications to such person or persons c/o EnergyConnect Group, Inc., 901 Campisi Way, Suite 260, Campbell, California 95008, Attn: Corporate Secretary. The Corporate Secretary or his delegee will forward such communication to the addressee unless he determines that the communication is not suitable for delivery. Examples of communications that would not be suitable for delivery include, but are not limited to, (a) advertisements or solicitations, (b) frivolous, obscene or offensive items, and (c) communications unrelated to the business, affairs or governance of the Company. The Board believes this process allows shareholders to communicate effectively with the Board.

Our Board of Directors has three standing committees, each of which is described below.

Audit Committee

The Audit Committee consisted of Messrs. Metcalf (Chair), Yeager and, until September 17, 2010, McCormick and, beginning July 30, 2010, Ms. Emery. The Board of Directors has determined that Messrs. Metcalf and Yeager and Ms. Emery are independent under Nasdaq Marketplace Rule 5605(c)(2)(A)(i) and (ii). The Board of Directors has also determined that Mr. Metcalf is an “audit committee financial expert” as defined in SEC rules. The Audit Committee met 8 times during the fiscal year 2009 coincident with the filing of SEC quarterly Forms 10-Q and other press releases involving financial matters. The Audit Committee operates under the Audit Committee Charter that was adopted by the Board of Directors. On February 19, 2010, the Board of Directors approved a revised Audit Committee charter, a copy of which is posted and can be viewed in the “Investors” section of our website at www.energyconnectinc.com.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibility to:

•	Monitor the integrity of EnergyConnect’s financial reporting process and systems of internal controls regarding accounting and finance;
•	Monitor the independence and performance of EnergyConnect’s independent auditors;
•	Provide an avenue of free and open communication among the independent auditors, management and Board of Directors;
•	Review any conflict of interest situation brought to the committee’s attention; and
•	Review EnergyConnect’s approach to business ethics and compliance with the law.

Nominating and Governance Committee

The Nominating and Governance Committee consisted of Messrs. Yeager (Chair), Metcalf, Conley and, until September 17, 2010, McCormick and, beginning July 30, 2010, Ms. Emery. The current policy requires that the Nominating and Governance Committee consist of at least two independent Board Members. The Nominating and Governance Committee held 4 meetings during the fiscal year 2009.

The goal of the Nominating and Governance Committee is to assure the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s shareholders. The Nominating and Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company’s Board of Directors, but believes the Company is well served when the Board of Directors has the appropriate number of members and these members possess the requisite talents and experience with respect to business, finance and administration and these members come from a variety of diverse backgrounds with demonstrated personal integrity, character and acumen that complement the core components of the Board of Directors and the long-term strategies of the Company.  The selection of qualified Directors is complex and crucial to the Company’s long-term success. Potential Board candidates are evaluated based upon various criteria, such as (1) their broad-based business, governmental, non-profit, or professional skills and experiences that indicate whether the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision-making in the array of complex issues facing the Company; (2) exhibited behavior that indicates he or she is committed to the highest ethical standards and the values of the Company; (3) special skills, expertise, and background that add to and complement the range of skills, expertise, and background of the existing Directors; (4) whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all our shareholders and other stakeholders in reaching decisions; and (5) a global business and social perspective, personal integrity, and sound judgment. In addition, Directors must have time available to devote to Board activities and to enhance their knowledge of the Company and its subsidiary EnergyConnect, Inc. To assist in the identification and evaluation of qualified Director candidates, the Company on occasion has engaged a search firm. The Nominating and Governance Committee will annually review the membership criteria and modify them as appropriate. The Committee also considers the applicable independence requirements and the current composition of the Board in its decision to nominate an individual.

The Nominating and Governance Committee does consider director candidates recommended by shareholders. As previously disclosed, shareholder recommendations for director candidates to be elected at the Company’s 2010 Annual Meeting were required to be delivered, in writing, at the company’s principal office, on or before November 7, 2010. The Committee applies the same criteria set forth above in evaluating director candidates recommended by shareholders.

The Nominating and Governance Committee has adopted a charter. This charter, as well as our Code of Ethics, is posted and can be viewed in the “Investors” section of our website at www.energyconnectinc.com.

Compensation Committee

The Compensation Committee consisted of Messrs. Conley (Chair), Yeager and Metcalf and, beginning July 30, 2010, Ms. Emery. The Compensation Committee met 4 times during fiscal year 2009. The Committee determines the compensation level, option grants and other compensation for our executive officers.

Compensation Committee Interlocks and Insider Participation

During our 2009 fiscal year, no member of our Compensation Committee had a position as an officer of our Company. None of the members of our Compensation Committee had any other relationship with us.

Director Independence

The Board is committed to finding appropriate Independent Directors so that the Board is comprised of a majority of directors who qualify as independent as defined by the exchange where the Corporation’s shares are publicly traded or applicable law or as reasonably determined by the Board if no definition is applicable.  The Nominating and Governance Committee will review annually its compliance with these rules and regulations.  In no event will a former executive employee be considered independent prior to the one year anniversary of the executive’s resignation or receipt of compensation from the Company, whichever is later.

The Board considered relationships, transactions or arrangements with each of the directors, including relationships and transactions discussed in “Transactions with Related Persons,” in this proxy statement and concluded that none of the current independent directors has any relationships with the Company that would impair his or her independence. Mr. Conley, Ms. Emery, Mr. Metcalf, Mr. Reiter and Mr. Yeager are independent directors, as determined by the Nominating and Governance Committee in the absence of applicable stock exchange rules.

The Board has determined that:

•	all directors who serve on the Audit, Compensation, and Nominating and Governance Committees are independent under the NASDAQ Listing Rules and SEC rules, except as set forth below; and
•
all members of the Audit Committee meet the additional independence requirements under the NASDAQ Listing Rules and SEC rules and they do not directly or indirectly receive compensation from the Company other than their compensation as directors, except as set forth below.

Mr. McCormick, a member of the Audit Committee and the Nominating and Governance Committee until September 17, 2010, did not meet the independence standards set forth under Nasdaq Marketplace Rule 5605(a)(2) and, for purposes of the Audit Committee, Nasdaq Marketplace Rule 5605(c)(2)(A)(i) and (ii).

Mr. Conley, a member of the Compensation Committee, did not meet the independence standard set forth under Nasdaq Marketplace Rule 5605(a)(2).

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company’s management at least twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

Indebtedness of Management

In February 2007, the Company extended a loan in the principal amount of $32,000 to John Stremel who, at the time, was a Senior Vice President of the Company. At the time the loan was extended, Company management believed that the loan was permissible based on discussions with outside counsel. In April 2010, Company management reviewed the matter with the Company’s new outside counsel and then took immediate steps to bring the matter to the attention of the Audit Committee of the Company’s Board of Directors. The Audit Committee and the Company’s Board of Directors then directed Company management to obtain the immediate repayment in full of the outstanding principal and accrued interest on the loan, which repayment occurred on April 30, 2010. The Audit Committee and the Company’s Board of Directors further directed Company management to commence an immediate review of the Company’s policies and procedures, as well as the Company’s overall internal control procedures, to ensure that adequate controls are in place to prevent inappropriate transactions, including mechanisms to assure proper review and authorization of any activities that could raise issues under Section 13(k) of the Exchange Act and directed Company management and the Board of Directors to undergo corporate governance and Sarbanes-Oxley training, which training commenced on April 30, 2010.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.  The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. Since September 2010, our Chairman has been Gary D. Conley. The Chairman of the Board is responsible for coordinating the Board's activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the independent directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate).

Board Role in Risk Oversight.  The Board of Directors plays a significant role in providing oversight of the Company's management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company's enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to the Company's financial statements and processes and has delegated to the Nominating and Governance Committee primary responsibility for the oversight of risk related to the Company's corporate governance practices. The Board has also determined that the Company's internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to (1) the Company's compensation policies and practices and (2) the Company’s investments. Each committee reports regularly to the Board with respect to such committee's particular risk oversight responsibilities.

Risk Assessment of Compensation Policies.  The Compensation Committee conducted a risk assessment of the Company's compensation policies and practices for 2009 and concluded that they do not motivate imprudent risk taking.

CORPORATE GOVERNANCE

The Company provides information on its website about its corporate governance policies, including the Company's Code of Business Conduct and Ethics and charters for the committees of the Board. These materials can be found in the “Investors” section of our website at www.energyconnectinc.com.  Investors may also request free printed copies of the Code of Business Conduct and Ethics and committee charters by sending inquiries to us at EnergyConnect Group, Inc., Attention: Investor Relations, 901 Campisi Way, Suite 260, Campbell, CA 95008.

Our Board welcomes all communications from our shareholders. Shareholders may send communications to the Board or any director of the Board in particular, at the following address: EnergyConnect Group, Inc., Attention: Investor Relations, 901 Campisi Way, Suite 260, Campbell, CA 95008. Any correspondence addressed to the Board or to any one of our directors of the Board sent in care of our corporate offices is reviewed by our Investor Relations department and presented to the Board at its regular meetings.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that EnergyConnect specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

In connection with EnergyConnect’s financial statements for the year ended January 2, 2010, the Audit Committee:

•	Reviewed and discussed with management and the independent auditors the audited financial statements;
•
Discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of EnergyConnect’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61);

•	Received written disclosures and a letter from the independent auditors as required by Independence Standards Board Standard No. 1 and discussed the auditors’ independence with the auditors; and
•
Recommended to the Board of Directors (and the Board has approved) that EnergyConnect include its audited financial statements for the year ended January 2, 2010 in its Annual Report on Form 10-K filed with the SEC on March 18, 2010, as amended by Amendment No. 1 to Form 10-K filed with the SEC on May 4, 2010 (the “2010 Annual Report”).

Based on the review and discussions referred to in paragraph above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for period ended January 2, 2010.

The Audit Committee appointed SingerLewak as the Company’s independent registered public accounting firm for the fiscal year 2010 and recommends to shareholders that they ratify the appointment of SingerLewak as the Company’s independent registered public accounting firm for the fiscal year 2010.

This report is submitted on behalf of the members of the Audit Committee:

John P. Metcalf
Kurt E. Yeager
N. Beth Emery

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

(Proposal 2)

VOTE REQUIRED

Assuming a quorum of shareholders is represented either in person or by proxy at the Annual Meeting, a majority of the shares voting in person or by proxy is necessary to ratify the appointment of SingerLewak as our independent registered public accounting firm for the 2010 fiscal year.

INDEPENDENT PUBLIC ACCOUNTANTS

We are asking our shareholders to ratify the appointment of SingerLewak as our independent registered public accounting firm for the 2010 fiscal year, which began on January 3, 2010 and will end on January 1, 2011. Although ratification is not legally required, the Company is submitting the appointment of SingerLewak to our shareholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing SingerLewak as our independent registered public accounting firm for fiscal 2010, the Audit Committee carefully considered the firm’s qualifications. The Audit Committee reviewed and pre-approved audit and permissible non-audit services performed by SingerLewak in fiscal 2009, as well as the fees paid to SingerLewak for such services. In its review of non-audit service fees and its appointment of SingerLewak as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining SingerLewak’s independence.

RBSM LLP was our independent registered public accounting firm prior to April 2010 when the Audit Committee decided to engage SingerLewak as our independent registered public accounting firm with respect to our 2010 fiscal year, as we previously reported in our Form 8-K filed with the SEC on April 13, 2010.

Representatives of SingerLewak will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  Representatives of RBSM LLP, our former independent registered public accounting firm will not be present at the Annual Meeting.

The following is a summary of the fees billed to EnergyConnect Group, Inc. by RBSM LLP for professional services rendered in connection with the fiscal years ended, January 2, 2010, and January 3, 2009, respectively.

	January 2, 2010	January 3, 2009
Fee Type

Audit fees	$232,113	$162,133
Audit related fees	37,401	49,280
Tax fees	10,000	30,251
All other fees	--	85,900

Total fees	$279,514	$327,564

Audit fees consist of billings for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports that are normally provided by independent accounting firms in connection with regulatory filings, including audit services performed related to mergers and acquisitions.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, which are not reported under “Audit Fees.”

Tax fees consist of billings for professional services for tax compliance and tax planning regarding federal and state tax filings.

Prior to engagement of our independent auditor, such engagement is approved by our Audit Committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to our Audit Committee charter, the independent auditors and management are required to report to our Audit Committee at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by us for the year ended January 2, 2010, were approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION & ANALYSIS

Overview

This Compensation Discussion & Analysis provides information about our compensation program for our “named executive officers,” including the material elements of the compensation awarded during fiscal year 2009 to or earned by our named executive officers. Our named executive officers for fiscal year 2009 consist of our chief executive officer and our two other most highly compensated executive officers for fiscal year 2009 who were serving as executive officers at the end of fiscal year 2009. The named executive officers for fiscal year 2009 were:

• Kevin R. Evans, our President and Chief Executive Officer
• D. Jay Crookston, our Vice President, Sales
• John P. Stremel, our Chief Technology Officer and Vice President, Grid Operations

This Compensation Discussion & Analysis addresses and explains the compensation practices that were followed in fiscal year 2009 and the numerical and related information in the summary compensation and other table presented below and, to the extent that it is relevant to a fair understanding of our named executive officers’ fiscal year 2009 compensation, our approach to compensation for fiscal year 2010.

This Compensation Discussion & Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Compensation Program Philosophy and Objectives

The goals of our executive compensation as established by our Compensation Committee are four-fold:

•	structure our compensation plans to effectively motivate our executive leadership to achieve the stated goals of the Company and to perform in a manner that maximizes shareholder value;
•
offer executive compensation programs that are competitive in the marketplace to enable us to recruit high-quality candidates for senior leadership positions and to retain these executives through appropriate base compensation, equity and cash awards and incentives;

•	strike a balance of short-term and long-term incentives tied to their individual performance and their contribution to our annual and long-term company-wide goals and objectives; and
•	align the interests of our executive officers and shareholders through the use of equity incentives.

Our business mission is to solidify our leadership position in providing our customers access to energy markets. To achieve this goal, we will need to, for example, open up new indirect sales channels, configure our software to work with wholesale electricity markets outside of the energy market operated by Pennsylvania, New Jersey, Maryland Interconnection, LLC and charge our customers subscription fees in addition to, or instead of, the current revenue share pricing model. Because some of these goals may be accomplished over more than one year, the Compensation Committee has established a compensation program that utilizes a mix of annual and long-term incentives to assure that management and employees are focused on attainment of these corporate goals.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk-taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals.

Executive Compensation Process

When making executive compensation program decisions, our Compensation Committee has historically begun by reviewing competitive market data. For this purpose, the Compensation Committee has engaged independent compensation consulting firms, MBL Group and Mercer LLC, to provide advice and recommendations on competitive market practice and specific compensation decisions. During fiscal year 2009, MBL Group and Mercer LLC were not compensated by the Company other than for its work advising our Compensation Committee. The competitive market data reviewed by our Compensation Committee included survey data provided by MBL Group and Mercer LLC. Due to the difficulty of finding equivalent companies that are appropriate peer companies, the Compensation Committee has decided that it is not in the best interest of the Company or its shareholders to exclusively look to compensation paid to executives at a specific group of peer companies, but instead to review all relevant information and data available when making such decisions, including information related to other company compensation and survey information.

Our Compensation Committee has historically believed that, in order to attract the executive talent necessary to lead the Company, total compensation should be competitive with other similar-sized companies within the energy and technology industry, with base salary, bonus and total compensation generally set at the 50th percentile of the market. In addition, to analyzing market compensation data, the Compensation Committee believes that an individual’s qualifications and experience should be considered when making compensation decisions.

The Compensation Committee’s philosophy is to make stock option grants at the time an executive officer is hired as part of their long-term compensation. The Compensation Committee reserves the right to modify this philosophy from time to time if a change is in the interests of the shareholders.

The Compensation Committee has not delegated any of its exclusive power to determine matters of executive compensation and benefits, although the Chief Executive Officer and other members of Company management present industry-specific competitive market data, proposals and recommendations to the Compensation Committee. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible.

The Compensation Committee considers the accounting consequences to the Company of different compensation decisions and the impact on shareholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Program Elements

The annual compensation payable to our executive officers is composed of two elements which are designed together to motivate our officers to perform in a manner that will enable us to meet our strategic goals. These two elements are base salary and cash bonuses.

The long-term incentives payable to our executive officers include stock option grants.

In addition, we provide other limited perquisites, benefits and severance.

Each element — and why we pay it — is discussed below.

Named Executive Officers Hired in Fiscal Year 2009

Kevin Evans, our President and Chief Executive Officer, commenced employment with the Company on January 5, 2009. Mr. Munger, our Vice President of Human Resources and Chief of Staff, made recommendations for Mr. Evans’ compensation package to our Compensation Committee based on his review of current market conditions. The recommendations made by Mr. Munger for Mr. Evans’s base salary and annual cash bonus were below the 50th percentile of market. For the long-term incentive, Mr. Munger recommended that Mr. Evans receive stock options covering between 3% and 5% of the Company’s outstanding shares. Our Compensation Committee accepted Mr. Munger’s recommendations for Mr. Evans’ compensation package and authorized Mr. Munger to negotiate the compensation package for Mr. Evans within certain limited parameters.

Jay Crookston, our Vice President, Sales, commenced employment with the Company on March 2, 2009.

Base Salary

Base salary is the fundamental, fixed element of our executive officers’ compensation and the foundation for each officer’s total compensation.

In order to attract the executive talent necessary to lead the Company, our Compensation Committee believes that base salary should be competitive with other similar-sized companies within similar technology industries and based on an individual’s qualifications and experience. As a result, our Compensation Committee decided that base salary should generally be targeted near the 50th percentile of the market. Base salaries will be reviewed annually and may be adjusted by our Compensation Committee taking into account the individual performance of the executive officer as well as that of the Company as a whole.

The Compensation Committee did not approve increases to the base salaries of any of our named executive officers in fiscal year 2009.

Effective March 2, 2009, two of our named executive officers agreed to take cash salary reductions of between approximately 10% to 25%. In recognition of these reductions, these named executive officers received stock option grants that vest over a 12-month period at an exercise price of $0.05 per share.

Name	Annual Salary from January 3 to March 1, 2009	New Salary effective March 2, 2009	Stock Options
Kevin R. Evans	$300,000	$225,000	500,000
John P. Stremel	$180,000	$160,000	100,000

Cash Bonuses

The Compensation Committee has historically awarded discretionary bonuses to the Company’s executive officers based on each executive officer's individual performance and contribution to overall Company performance. In fiscal year 2009, the Compensation Committee awarded a cash bonus of $87,500 to John Stremel in recognition of his contribution in negotiating and completing a number of capacity transactions in 2009.

Employee Benefits

We provide our employees, including our officers, with customary benefits, including medical, dental, vision and life insurance coverage, short-term and long-term disability coverage and the ability to participate in our 401(k) plan, with no company match. The costs of our insurance coverage benefits are largely borne by us; however, employees do pay portions of the premiums for some of these benefits. We believe that these benefits are of the type customarily offered to employees by our peer group and in our industry.

This element of compensation is intended to provide assurance of financial support in the event of illness or injury and encourage retirement savings through a 401(k) plan.

Severance Benefits

Pursuant to an employment agreement and change of control agreement that the Company entered into with Kevin R. Evans on January 5, 2009, as amended and restated following Compensation Committee approval on July 29, 2010, the Company agreed to provide Mr. Evans with the following severance benefits:

•
If Mr. Evans is involuntarily terminated without cause or resigns for good reason at any time, the Company will (i) pay him an amount equal to the greater of twelve (12) months of his then-current base salary or $300,000, plus seventy-five thousand dollars ($75,000), (ii) pay for up to twelve (12) months of COBRA premium payments, (iii) provide twelve (12) months accelerated vesting on all outstanding equity awards, and (iv) extend the post-termination exercise period of all stock options granted after July 29, 2010 to twelve (12) months following the termination date.

•
If Mr. Evans is involuntarily terminated without cause or resigns for good reason during the period beginning six (6) months before a change of control of the Company and ending twenty-four (24) months following a change of control of the Company, in addition to the above, the Company will (i) pay for up to eighteen (18) months of COBRA premium payments, (ii) fully accelerate the vesting of all outstanding equity awards, and (iii) pay Mr. Evans an amount equal to one hundred percent (100%) of the remaining target bonus that would otherwise be earned during the year of termination.

We have provided Kevin Evans, our President and CEO, with the limited change in control severance benefits described above, which is intended to retain him during the pendency of a proposed change of control transaction and to align Mr. Evans’ interests with our shareholders in the event of a change in control. We offered this program based on our belief that proposed or actual change in control transactions can adversely impact the morale of our CEO and create uncertainty regarding his continued employment.

On July 29, 2010, the Compensation Committee also approved, and authorized Company management to enter into, severance agreements, with each of the Company’s executive officers, including named executive officers D. Jay Crookston and John P. Stremel, that provide for the following:

•
If the executive officer is involuntarily terminated without cause, the Company will (i) pay the executive an amount equal to six (6) months of his then-current base salary, (ii) pay for up to six (6) months of COBRA premium payments, (iii) provide six (6) months accelerated vesting on all outstanding equity awards, and (iv) extend the post-termination exercise period of all stock options granted after July 29, 2010 to six (6) months following the termination date.

•
If the executive officer is involuntarily terminated without cause or resigns for good reason during the period beginning three (3) months before a change of control of the Company and ending twelve (12) months following a change of control of the Company, in addition to the above, the Company will (i) fully accelerate the vesting of all outstanding equity awards, and (ii) pay the executive any amount equal to fifty percent (50%) of the remaining target bonus that would otherwise be earned during the year of termination.

Approach to Fiscal Year 2010 Compensation

●
Base Salaries—For fiscal year 2010, the Compensation Committee reviewed the base salary and performance of each of our named executive officers as well as the performance of the Company. Radford, an Aon Consulting Company, provided advice and recommendations on competitive market practice and specific compensation decisions to the Compensation Committee. Following this review, the Compensation Committee determined not to increase the base salary of any of our named executive officers.

●
Cash Bonuses—For fiscal year 2010, the Compensation Committee established the 2010 Incentive Plan. As part of that plan, the Compensation Committee may determine which employees are eligible to participate in the Plan, establish target bonus amounts and performance goals for such target bonus amounts for each performance period and determine the extent of the achievement of the performance goals and the amount of bonuses to be paid pursuant to the 2010 Incentive Plan. Performance goals may include certain corporate and strategic business objectives and/or a participant’s individual performance and contribution to the Company.

On April 29, 2010, the Compensation Committee approved the following bonuses in consideration of the net income earned by the Company for the first quarter of fiscal year 2010, as well as the Company’s performance during such quarter in the areas of customer satisfaction, financial health, making Grid-Connect valuable, scaling for success, partners and overall leadership, and the individual performance of each of the executives, noting in particular, Mr. Evans’ overall strategic leadership and management of the Company, Mr. Crookston’s contributions to the Company’s revenue and margin and Mr. Stremel’s success in completing a number of capacity transactions: Mr. Evans ($12,500), Mr. Crookston ($5,625) and Mr. Stremel ($5,650). The Compensation Committee also awarded an additional $30,000 bonus to Mr. Evans’ in recognition of his outstanding performance in fiscal year 2009, noting, in particular, Mr. Evans’ successful financing of the Company, establishment of the Company’s strategic vision, recruiting and hiring of the Company’s new management team, and the transfer of the Company’s headquarters to Campbell, California.

In addition to bonuses paid during the course of fiscal year 2010 pursuant to the 2010 Incentive Plan, on November 10, 2010, the Compensation Committee approved an additional $18,000 cash bonus to Mr. Evans in recognition of the Company’s year to date performance through the third fiscal quarter of fiscal year 2010. This bonus will be paid in December 2010, subject to Mr. Evans' continued service to the Company through the payment date, provided that, if Mr. Evans is terminated without cause or Mr. Evans resigns for good reason prior to such time Mr. Evans will receive the bonus payment.

●
Restricted Stock Units – On November 10, 2010, the Compensation Committee approved the grant of restricted stock units to each of the executives in the following amounts: Mr. Evans (1,500,000 units), Mr. Crookston (250,000 units) and Mr. Stremel (250,000 units). The restricted stock units will vest with respect to 1/4th of the total units on May 10, 2011 and with respect to 1/8th of the total units on the 10th day of every third month thereafter, subject to the executive’s continued service with the Company, provided that all units will fully vest upon a change of control of the Company.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the person who served as our Chief Executive Officer during fiscal year 2009 and our two most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2009 (collectively, the “Named Executive Officers”).

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Kevin R. Evans	2009	220,608		419,500	1,649	641,757
President, Chief Executive Officer and Director (1)

D. Jay Crookston	2009	130,834		76,000	110	206,943
Vice President, Sales (2)

John P. Stremel	2009	161,965	87,000	40,277	1,372	291,114
Chief Technology Officer and Vice President, Grid Operations	2008	180,000				180,000

(1)	Mr. Evans was appointed our President and Chief Executive Officer on January 5, 2009.

(2)	Mr. Crookston joined the Company as our Vice President, Sales, on March 2, 2009.

(3)
The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes for stock options granted in that fiscal year as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. These amounts reflect our accounting expense for these stock options and do not represent the actual value that may be realized by our Named Executive Officers. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing stock option awards, refer to Note 2 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was granted.

Employment Agreements with Named Executive Officers

We entered into an employment agreement with Kevin R. Evans on January 5, 2009, pursuant to which Mr. Evans agreed to join the Company as President and Chief Executive Officer of the Company and President of the Company’s wholly owned subsidiary, EnergyConnect, Inc., effective January 5, 2009, with an annual base salary of $300,000 (note that, as disclosed in more detail above, Mr. Evans agreed to reduce his annual base salary to $225,000 as of March 2, 2009). Mr. Evans’ employment and change of control agreements as most recently amended and restated as of July 29, 2010 are described in more detail above under the section entitled “Severance Benefits.”

We entered into an employment offer letter with John Stremel on August 5, 2005, pursuant to which Mr. Stremel agreed to join the Company as Senior Vice President, Systems, effective August 5, 2005, with an annual base salary of $180,000 (note that, as disclosed in more detail below, Mr. Stremel agreed to reduce his annual base salary to $160,000 as of March 2, 2009). Mr. Stremel’s severance agreement, entered into as of July 29, 2010, is described in more detail above under the section entitled “Severance Benefits.”

We entered into an employment offer letter with D. Jay Crookston on March 1, 2009, pursuant to which Mr. Crookston agreed to join the Company as Vice President, Sales, effective March 2, 2009, with an annual base salary of $160,000. Mr. Crookston’s severance agreement, entered into as of July 29, 2010, is described in more detail above under the section entitled “Severance Benefits.”

We entered into an employment offer letter with John Stremel on August 5, 2005, pursuant to which Mr. Stremel agreed to join the Company as Senior Vice President, Systems, effective August 5, 2005, with an annual base salary of $180,000 (note that, as disclosed in more detail below, Mr. Stremel agreed to reduce his annual base salary to $160,000 as of March 2, 2009). Mr. Stremel’s severance agreement, entered into as of July 29, 2010, is described in more detail above under the section entitled “Severance Benefits”.

We entered into an employment offer letter with D. Jay Crookston on March 1, 2009, pursuant to which Mr. Crookston agreed to join the Company as Vice President, Sales, effective March 2, 2009, with an annual base salary of $160,000. Mr. Crookston’s severance agreement, entered into as of July 29, 2010, is described in more detail above under the section entitled “Severance Benefits”.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding stock options to purchase our common stock held by our Named Executive Officers as of January 2, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kevin R. Evans	375,000	125,000	(1)	$0.05	03/06/19
	0	4,000,000	(2)	$0.12	01/05/14
D. Jay Crookston	0	950,000	(2)	$0.05	03/06/19
John P. Stremel	75,000	25,000	(1)	$0.05	03/06/19
	0	756,959	(2)	$0.05	03/06/19
	39,583	60,417	(2)	$0.94	11/29/12
	27,448	15,052	(2)	$0.65	11/21/11

(1)
This option vests with respect to 1/12th of the shares subject to the option on each monthly anniversary of March 16, 2009, subject to the recipient’s continued service with the Company through each applicable vesting date.

(2)
This option vests with respect to 25% of the shares subject to the option on the first anniversary of the date of grant of the option, subject to the recipient's continued service with the Company through such applicable vesting date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 29, 2010 as to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of any class of our common or preferred stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise noted, we believe the persons listed below have sole investment and voting power with respect to the common stock owned by them.

Unless otherwise indicated in the table, the address of each individual listed in the table is c/o EnergyConnect Group, Inc., 901 Campisi Way, Suite 260, Campbell, CA 95008.

	Shares Beneficially Owned
5% Stockholders	Number (1)	Percent (2)
Aequitas Management, LLC (3)	40,739,338	30.6%
Aequitas Holdings, LLC (3)	40,739,338	30.6%
Aequitas Capital Management, Inc. (3)	40,739,338	30.6%
Aequitas Commercial Finance, LLC (4)	39,818,625	29.9%
Brecken Capital LLC (5)	7,284,579	5.2%

Executive Officers and Directors:
Rodney M. Boucher (6)	7,999,154	6.0%
Kevin R. Evans (7)	2,416,666	1.8%
William C. McCormick (8)	1,306,701	*
John P. Stremel (9)	796,669	*
William F. Munger (10)	521,947	*
Richard J. Quattrini (11)	480,610	*
D. Jay Crookston (12)	415,625	*
John P. Metcalf (13)	415,000	*
Gary D. Conley (14)	393,750	*
Kurt E. Yeager (15)	313,750	*
Andrew C. Warner (16)	312,500	*
N. Beth Emery	100,000	*
All directors and executive officers as a group (12 persons) (17)	15,472,372	11.2%

*	Less than 1%

(1)
Shares which the person or group has the right to acquire within 60 days after October 29, 2010 are deemed to be outstanding in calculating the share ownership of the person or group.  Beneficial ownership calculations for 5% stockholders are based on the most recently publicly-filed Schedule 13D’s or 13G’s, which 5% stockholders are required to file with the SEC and which generally set forth their ownership interests, as amended for known changes such as warrant expiration.

(2)
Percentage is based on 133,102,130 shares of common stock outstanding as of October 29, 2010.  Shares to which the person or group has the right to acquire within 60 days after October 29, 2010 are deemed to be outstanding in calculating the share ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(3)
The shares “beneficially owned” by Aequitas Management, LLC, Aequitas Holdings, LLC and Aequitas Capital Management, Inc. are shown in the table above as reported on a Schedule 13D filed by the holders with the SEC on September 8, 2010.  Each of such holders is deemed to share voting or dispositive control over the same shares, so they are each shown in the table above as the beneficial owners of the same shares.  In addition, each of them is deemed to be the beneficial holder of 400,000 shares held by Christenson Leasing Company, LLC, as well as all of the shares held by Aequitas Commercial Finance, LLC, so the 40,739,338 shares reported for each of them includes the 39,818,625 shares shown as beneficially owned by Aequitas Commercial Finance, LLC.  Furthermore, we believe that the total shares held by these Aequitas affiliates as reported in their 13D has been subsequently reduced by 652,767 shares in the aggregate with respect to expired warrants and has been further reduced by 14 shares as a result of the payoff of $1.25 of the balance owed on convertible notes held by Aequitas Commercial Finance, LLC.  The Company is also aware of certain other individuals and entities that may not fall within the “beneficial ownership” rules, but that the Company believes are generally business associates of or are otherwise affiliated with Aequitas Management, LLC as follows:  CEAC, Inc. is the record holder of 4,328,017 shares, JMW Capital Partners, Inc. is the record holder of 45,455 shares, JMW Assurance is the record holder of 3,159 shares, the Jesenik family are record holders of 42,252 shares.  In addition, based on previous 13Ds filed by Aequitas Management, LLC and its affiliates, the Company believes that an additional 6,614,576 shares are beneficially owned by Robert J. Jesenik, the Chief Executive Officer of Aequitas Capital Management, Inc.  In conversations between representatives of Aequitas Management, LLC and members of the Company’s Board of Directors and management team, Aequitas Management, LLC has indicated verbally that the percentage of outstanding shares aligned with Aequitas Management, LLC may be closer to 37% or even as much as 50%.  The Company, however, has not been able to fully reconcile the holdings of these individuals and entities associated with Aequitas Management, LLC.  The address of Aequitas Management, LLC, Aequitas Holdings, LLC and Aequitas Capital Management, Inc. is 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

(4)
Voting and investment power over all 39,418,611 shares is shared with Aequitas Management, LLC, Aequitas Holdings, LLC and Aequitas Capital Management, Inc. (see also footnote 3 in this section).  The address of Aequitas Commercial Finance, LLC is 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

(5)
Includes 250,000 shares of common stock owned by Leonard Brecken, 500,000 shares of common stock issuable upon the exercise of currently exercisable warrants, and 125,000 shares of common stock issuable upon the exercise of currently exercisable warrants owned by Leonard Brecken, who has voting control and investment power over the securities owned by Brecken Capital LLC.  Their address is 346 Hartshorn Drive, Short Hills, New Jersey 07078.

(6)	Includes 37,500 shares of common stock issuable upon the exercise of currently exercisable warrants.

(7)
Consists of 2,416,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 2,083,334 shares of common stock that are not exercisable within 60 days.

(8)	Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of currently exercisable warrants owned by the William C. McCormick Trust.

(9)
Includes 12,500 shares of common stock issuable upon the exercise of currently exercisable warrants, and 548,669 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 450,790 shares of common stock that are not exercisable within 60 days.

(10)
Includes 7,500 shares of common stock issuable upon the exercise of currently exercisable warrants, and 482,829 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 350,066 shares of common stock that are not exercisable within 60 days.

(11)
Consists of 480,610 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 350,072 shares of common stock that are not exercisable within 60 days.

(12)
Consists of 415,625 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 534,375 shares of common stock that are not exercisable within 60 days.

(13)
Includes 31,250 shares of common stock issuable upon the exercise of currently exercisable warrants, and 121,250 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 23,750 shares of common stock that are not exercisable within 60 days.

(14)
Includes 181,250 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 18,250 shares of common stock that are not exercisable within 60 days.

(15)
Includes 113,750 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 21,250 shares of common stock that are not exercisable within 60 days.

(16)
Consists of 312,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 637,500 shares of common stock that are not exercisable within 60 days.

(17)
Includes 101,250 shares of common stock issuable upon the exercise of currently exercisable warrants, and 5,073,149 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.  Excludes options to purchase 4,469,887 shares of common stock that are not exercisable within 60 days.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information for our equity compensation plans as of January 2, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	14,509,530	$0.29	1,626,444
Total

(1)
Includes 364,175 shares available for issuance pursuant to the Company’s Restated 1995 Stock Incentive and 1,262,296 shares available for issuance pursuant to the Company’s Restated 2004 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Andrew C. Warner filed late Forms 4 and 5 on November 3, 2010 to report the grant of an option to purchase 200,000 shares on September 17, 2009.  D. Jay Crookston, William F. Munger and Richard J. Quattrini have filed late Forms 3, 4 and 5 on November 3, 2010 covering ownership of securities of the Company.  John P. Stremel has filed late Forms 3, 4 and 5 on November 4, 2010 covering ownership of securities of the Company.

Except as set forth above, based on a review of the copies of such forms received, we believe that during 2009, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS

Except for our debt facility with Aequitas Commercial Finance, LLC described in Item 1 of the 2010 Annual Report under “Debt Facility” and in Note 9 to the Consolidated Financial Statements filed with the 2010 Annual Report, and except for those employment and compensation arrangements between the Company and its directors and executive officers as described in the sections titled “Director Compensation” and “Compensation of Executive Officers” above, as well as the arrangement described in the section titled “Indebtedness of Management” above, since the beginning of the fiscal year 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds or exceeded $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or such person’s immediate family members had or will have a direct or indirect material interest other than as described below and elsewhere in Part III hereof. It is our policy that future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee or other committee comprised of independent, disinterested directors.

Our Code of Business Conduct and Ethics states that a conflict of interest may exist whenever a relationship of an employee, officer or director, or one of their family members, is inconsistent with the Company’s best interests or could cause a conflict with job responsibilities. Under our Code of Business Conduct and Ethics, if our employees, officers and directors have any question regarding whether a conflict of interest exists, they are required to consult with the Chief Financial Officer of the Company. If they become aware of a conflict or potential conflict, they are required to bring it to the attention of the Chief Financial Officer.

Our Insider Trading Policy applicable to all employees, officers and directors and their family members prohibits trading based on material, non-public information regarding the Company or disclosure of such information for trading in the Company’s securities. Under our Insider Trading Policy, the Company shall identify the directors and officers who are subject to reporting and liability provisions of Section 16 of the Exchange Act. The Company shall further identify those persons who are likely subject to reporting and liability provisions of Section 16 of the Exchange Act due to their access to insider information during the normal course of their duties and apply pre-clearance procedure to them. Potential criminal and civil liability and disciplinary actions for insider trading are set forth in our Insider Trading Policy. Our Chief Financial Officer serves as the Company’s Insider Trading Compliance Officer for the implementation of our Insider Trading Policy. Our Insider Trading Policy is delivered to all new employees and consultants upon the commencement of their relationships with the Company and is circulated to all personnel at least annually.

FINANCIAL INFORMATION

For more detailed information regarding EnergyConnect, including financial statements, you may refer to our most recent Form 10-Q for the quarterly period ended October 2, 2010, and other periodic filings with the SEC which we file from time to time. This information may be found on the SEC’s EDGAR database at www.sec.gov.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts are “forward-looking statements” within the meaning of the federal securities laws. Although the Company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents of the Company on file with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for the Company to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligations to update the information contained in such statement to reflect subsequent developments or information.

/s/ Andrew C. Warner
Andrew C. Warner
Secretary

Appendix A

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
PROPOSAL 1.	Election of Directors	☐	☐	☐	PROPOSAL 2.	Ratification of Appointment of SingerLewak as the Independent Registered Public Accounting Firm of the Company.	☐	☐	☐
Nominees:
01 Kevin R. Evans 05 N. Beth Emery
02 Gary D. Conley 06 Kurt E. Yeager
03 John P. Metcalf 07 Andy MacRitchie
04 Rodney M. Boucher 08 Thomas Reiter

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
The shareholder signed below reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s offices at 901 Campisi Way, Suite 260, Campbell, CA 95008 prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed below appears at the Annual Meeting and elects in writing to vote in person.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/ecng Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2009 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/ecng

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

ENERGYCONNECT GROUP, INC.
PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 22, 2010

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 10, 2010, and hereby names, constitutes and appoints Andrew C. Warner and Kevin R. Evans, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of EnergyConnect Group, Inc. (the “Company”), to be held at 9:30 a.m. on December 22, 2010, and at any postponement or adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on October 29, 2010 with all the powers that the undersigned would possess if he were personally present.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your EnergyConnect Group, Inc. account online.

Access your EnergyConnect Group, Inc., shareholder account online via Investor ServiceDirect®  (ISD).

The transfer agent for EnergyConnect Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.